UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 24, 2005

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5800 Armada Drive, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 602-3292

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2005, the Compensation Committee of the JMAR Board of Directors approved changes to the Board's compensation for Board meetings, Committee meeting and quarterly fees. Effective with the Board meeting on June 24, 2005, the following changes were made: 1) the quarterly retainer for non-employee directors was increased from $1500 to $3000, with one-half of this amount paid in shares of JMAR Common Stock issued under the shareholder-approved Non-Employee Directors' Equity Plan (valued at the average of the closing prices of JMAR's common stock for the five days before the payment date); 2) the meeting fee for non-employee directors for regular Board of Director meetings was increased from $1500 to $2000, with one-half of the fee paid in shares of JMAR Common Stock issued under the shareholder-approved Non-Employee Directors' Equity Plan (valued at the average of the closing prices of JMAR's common stock for the five days before the payment date); 3) the fee for non-employee directors for telephonic Board meetings increased from $300 to $500; and 4) the Chairman of the Nominating and Corporate Governance Committee will receive a fee of $1000 for meetings of that Committee. The share of JMAR Common Stock issued to the directors under the Non-Employee Directors' Equity Plan are included in an effective Form S-8 Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

June 30, 2005	By:	Joseph G. Martinez

Name: Joseph G. Martinez
Title: Sr. V.P. & General Counsel